EXHIBIT 99

SPS Commerce Reports First Quarter 2013 Financial Results

Company Delivers 44% Revenue Growth and 47% Recurring Revenue Growth Over 2012

MINNEAPOLIS, April 25, 2013 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq:SPSC), a leading provider of on-demand supply chain management solutions, today announced financial results for the first quarter ended March 31, 2013.

Revenue in the first quarter of 2013 was $23.8 million, a 44 % increase from the first quarter of 2012. Recurring revenue grew 47% from the first quarter of 2012.

Net income in the first quarter of 2013 was $199,000 or $0.01 per diluted share, compared to net income of $256,000, or $0.02 per diluted share, in the first quarter of 2012. Non-GAAP net income per diluted share was $0.12, compared to non-GAAP net income per diluted share of $0.09 in the first quarter of 2012. Adjusted EBITDA for the first quarter of 2013 increased 57% to $2.9 million, compared to the first quarter of 2012.

"SPS Commerce continues to benefit from the rapidly evolving retail industry," said Archie Black, President and CEO of SPS Commerce. "As an industry leader focused on the retail supply chain, we're seeing momentum across all areas of our business, particularly in our analytics products. These powerful tools help manage inventory levels and product demand, allowing both suppliers and retailers to grow their businesses while creating strategic long term value for one another. Looking to the rest of the year, we are focused on execution, taking advantage of our market leadership position and the tailwinds we're experiencing throughout the retail ecosystem."

"We had a strong start to the year highlighted by 47% recurring revenue growth," said Kim Nelson, Chief Financial Officer. "We're pleased to announce that we're raising our revenue guidance for the year due to the momentum we're seeing in the business and the large market opportunity in front of us."

Guidance

For the second quarter of 2013, revenue is expected to be in the range of $24.2 to $24.7 million. Second quarter net income per diluted share is expected to be approximately breakeven with fully diluted weighted average shares outstanding of approximately 15.7 million shares. Non-GAAP net income per diluted share is expected to be in the range of $0.11 to $0.12. Adjusted EBITDA is expected to be in the range of $2.7 to $2.9 million. Non-cash, share-based compensation expense is expected to be approximately $1.1 million and amortization expense is expected to be approximately $720,000.

For the full year of 2013, revenue is expected to be in the range of $99.0 to $100.5 million, representing 28% to 30% growth over 2012. Full year net income per diluted share is expected to be in the range of $0.03 to $0.05 with fully diluted weighted average shares outstanding of approximately 15.8 million shares. Non-GAAP net income per diluted share is expected to be in the range of $0.49 to $0.51. Adjusted EBITDA is expected to be in the range of $12.3 to $12.8 million. Non-cash, share-based compensation expense is expected to be approximately $4.4 million and amortization expense is expected to be approximately $2.9 million.

Quarterly Conference Call

SPS Commerce will discuss its quarterly results today via teleconference at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID# 31015343 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at investors.spscommerce.com under the Events and Presentations menu.  The replay will also be available on our website at investors.spscommerce.com.

About SPS Commerce

SPS Commerce perfects the power of your trading partner relationships with the industry's most broadly adopted, enterprise retail cloud services platform. As a leader in on-demand supply chain management solutions, we provide prewired, proven integrations and comprehensive retail performance analytics to thousands of customers worldwide. With a singular focus on the retail marketplace, we revolutionized traditional EDI systems by developing a platform that enables highly cost-effective and reliable trading partner collaboration. SPS Commerce has achieved 49 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPSCOMMERCE.NET, and RETAIL UNIVERSE are marks of SPS Commerce, Inc. and Registered in U.S. Patent and Trademark Office. INFINITE RETAIL POWER, SPS, SPS logo and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

EBITDA consists of net income plus depreciation and amortization, interest expense, interest income and income tax (benefit) expense. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP net income per share consists of net income plus non-cash, stock-based compensation expense and amortization expense related to intangible assets divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP net income per share is useful to an investor because it is widely used to measure a company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the second quarter and full year of 2013, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2012, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share amounts)

	March 31, 2013	December 31, 2012

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 72,559	$ 66,050
Accounts receivable, less allowance for doubtful accounts of $226 and $227, respectively	10,788	10,940
Deferred costs, current	7,860	7,346
Deferred income taxes, current	1,732	1,732
Prepaid expenses and other current assets	2,713	5,443
Total current assets	95,652	91,511

PROPERTY AND EQUIPMENT, net	7,589	7,670
GOODWILL	25,487	25,487
INTANGIBLE ASSETS, net	19,523	20,240
OTHER ASSETS
Deferred costs, net of current portion	3,396	3,202
Deferred income taxes, net of current portion	10,925	10,853
Other non-current assets	207	238
	$ 162,779	$ 159,201

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ 2,034	$ 1,857
Accrued compensation and benefits	6,697	6,038
Accrued expenses and other current liabilities	1,063	1,077
Deferred revenue, current	5,827	5,499
Total current liabilities	15,621	14,471

OTHER LIABILITIES
Deferred revenue, less current portion	8,339	8,312
Deferred rent	1,830	1,601
Total liabilities	25,790	24,384

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	--	--
Common stock, $0.001 par value; 55,000,000 shares authorized; 15,001,667 and 14,812,759 shares issued and outstanding, respectively	15	15
Additional paid-in capital	184,618	182,645
Accumulated deficit	(47,644)	(47,843)
Total stockholders' equity	136,989	134,817
	$ 162,779	$ 159,201

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012

Revenues	$ 23,752	$ 16,534
Cost of revenues	7,066	4,448
Gross profit	16,686	12,086
Operating expenses
Sales and marketing	9,225	6,447
Research and development	2,503	1,732
General and administrative	4,047	3,188
Amortization of intangible assets	717	260
Total operating expenses	16,492	11,627
Income from operations	194	459
Other income (expense)
Interest income	23	15
Other expense	(84)	(65)
Total other expense, net	(61)	(50)
Income before income taxes	133	409
Income tax benefit (expense)	66	(153)
Net income	$ 199	$ 256

Net income per share
Basic	$ 0.01	$ 0.02
Diluted	$ 0.01	$ 0.02

Weighted average common shares used to compute net income per share
Basic	14,884	12,163
Diluted	15,564	13,185

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended March 31,
	2013	2012

Cash flows from operating activities
Net income	$ 199	$ 256
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(72)	142
Depreciation and amortization of property and equipment	1,171	592
Amortization of intangible assets	717	260
Provision for doubtful accounts	80	82
Stock-based compensation	924	612
Changes in assets and liabilities
Accounts receivable	72	(105)
Deferred costs	(778)	(497)
Prepaid expenses and other current assets	2,831	(144)
Accounts payable	177	(171)
Accrued compensation and benefits	659	(570)
Accrued expenses and other current liabilities	214	215
Deferred revenue	355	932
Net cash provided by operating activities	6,549	1,604
Cash flows from investing activities
Purchases of property and equipment	(1,089)	(630)
Net cash used in investing activities	(1,089)	(630)
Cash flows from financing activities
Net proceeds from exercise of options to purchase common stock	1,049	93
Excess tax benefit from exercise of options to purchase common stock	--	11
Net cash provided by financing activities	1,049	104
Net increase in cash and cash equivalents	6,509	1,078
Cash and cash equivalents at beginning of period	66,050	31,985
Cash and cash equivalents at end of period	$ 72,559	$ 33,063

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012

Net income	$ 199	$ 256
Depreciation and amortization of property and equipment	1,171	592
Amortization of intangible assets	717	260
Interest income	(23)	(15)
Income tax (benefit) expense	(66)	153

EBITDA	1,998	1,246
Non-cash, stock-based compensation expense	924	612

Adjusted EBITDA	$ 2,922	$ 1,858

Net income	$ 199	$ 256
Non-cash, stock-based compensation expense	924	612
Amortization of intangible assets	717	260

Non-GAAP income	$ 1,840	$ 1,128

Shares used to compute non-GAAP income per share
Basic	14,884	12,163
Diluted	15,564	13,185

Non-GAAP income per share
Basic	$ 0.12	$ 0.09
Diluted	$ 0.12	$ 0.09
CONTACT: Investor Relations
         The Blueshirt Group
         Stacie Bosinoff
         Nicole Gunderson
         SPSC@blueshirtgroup.com
         415-217-7722

         Kay Rindels
         SPS Commerce
         866-245-8100
         krindels@spscommerce.com